UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2018 (May 31, 2018)

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8.	Other Events

Item 8.01	Other Events.
Rule 10b5-1(c) promulgated under the Securities Exchange Act of 1934 provides an affirmative defense to insider trading liability if a person adopts a written plan for trading securities of an issuer when that person is not aware of material nonpublic information concerning such issuer.
On May 31, 2018, Steven E. English, an executive officer of State Auto Financial Corporation ("STFC"), entered into a written individual sales plan complying with Rule 10b5-1(c) for trading securities of STFC. Under such sales plan, specified amounts of STFC's securities may be sold by a third-party broker, provided, however, that a specific trading price is achieved. The sales plan expires upon the earlier of May 29, 2019, or the sale of all the securities covered by the sales plan, subject to Mr. English's right to terminate the sales plan upon notice to the third-party broker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: June 4, 2018	/s/ Melissa A. Centers
Senior Vice President, Secretary and General Counsel